Registration No. 333-115218

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VSE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

54-069263
(I.R.S. Employer Identification No.)

6348 Walker Lane
Alexandria, Virginia 22310
(Address of Principal Executive Offices, including zip code)

VSE CORPORATION 2004 STOCK OPTION PLAN
VSE CORPORATION 2004 NON-EMPLOYEE DIRECTORS STOCK PLAN
(Full title of the plans)

Thomas M. Kiernan
Vice President and General Counsel
VSE Corporation
6348 Walker Lane
Alexandria, Virginia 22310
(703) 329-4721
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Carter Strong, Esq.
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20036-5342

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ] Accelerated filer [x] Non-accelerated filer [ ] Smaller reporting company [ ]

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement No. 333-115218 filed on May 6, 2004 on Form S-8 by VSE Corporation, a Delaware corporation, registering 400,000 shares of common stock, par value $.05 per share, of VSE Corporation (the "Shares") of which (a) 350,000 Shares were issuable pursuant to the VSE Corporation 2004 Stock Option Plan and (b) 50,000 Shares were issuable pursuant to the VSE Corporation Non-Employee Directors Stock Plan (the "Registration Statement").  The purpose of this Post-Effective Amendment No. 1 is to terminate the Registration Statement and to remove from registration thereunder all of the securities registered thereby that remain unsold or otherwise unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 13, 2014.

VSE CORPORATION

By:	/s/ Maurice A. Gauthier
Maurice A. Gauthier
Chief Executive Officer, President and
Chief Operating Officer